                                 CODE OF ETHICS
                                 --------------

                      DELAWARE INVESTMENTS' FAMILY OF FUNDS


CREDO
It is the duty of all Delaware Investment employees, officers and directors to conduct themselves with integrity, and at all times to place the interests of shareholders first. In the interest of this credo, all personal securities transactions will be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. The fundamental standard of this Code is that personnel should not take any inappropriate advantage of their positions.

Rule 17j-1 under the Investment Company Act of 1940 (the "Rule") makes it unlawful for certain persons, including any employee, officer or director of the Fund, the Fund's investment adviser/sub-adviser, and the Fund's principal underwriter, in connection with the purchase or sale by such person of a security held or to be acquired by the Fund:

(1) To employ any device, scheme or artifice to defraud the Fund;

(2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances in which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

(4) To engage in any manipulative practice with respect to the Fund.

The Rule also requires that each Delaware Investments' Fund and its Adviser, sub-adviser, and principal underwriter adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This Code of Ethics is being adopted by the Delaware Investments' Family of Funds (collectively "Delaware") in compliance with the requirement of Rule 17j-1 and to effect the purpose of the Credo set forth above, and to comply with the recommendations of the Investment Company Institute's Advisory Group on Personal Investing.

DEFINITIONS:

"Access person" means any director, officer, general partner or Advisory Person of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a fund's portfolio securities or who has access to information regarding a fund's future purchases or sales of portfolio securities. Those persons deemed Access Persons will be notified of this designation.

"Advisory person" means any employee of the fund or investment adviser who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to the purchase or sales.

"Affiliated person" means any officer, director, partner, or employee of a Delaware Fund or any subsidiary of Delaware Management Holdings, Inc. and any other person so designated by the Compliance Department.

"Beneficial ownership" shall be as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Generally speaking, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security, is a "beneficial owner" of the security. For example, a person is normally regarded as the beneficial owner of securities held by members of his or her immediate family sharing the same household. Additionally, ownership of derivative securities such as options, warrants or convertible securities which confer the right to acquire the underlying security at a fixed price constitutes beneficial ownership of the underlying security itself.

"Control" shall mean investment discretion in whole or in part of an account regardless of beneficial ownership, such as an account for which a person has power of attorney or authority to effect transactions.

"De Minimis Purchases or Sales" shall mean purchases or sales by covered persons of up to 500 shares of stock in a company that is in the Standard and Poor's 500 Index provided that Delaware has not traded more than 1,000 shares of that same stock during the last two trading days and there are no open orders for that stock on the Trading Desk.

"High Quality Short-Term Debt Instruments" shall mean any instrument that has a maturity at issuance of less that 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

"Interested Director" means a director of the investment company who is an interested person within the meaning of Section 2(a)(19) of the Act.

"Investment Personnel" means any employee, other than a Portfolio Manager who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions effecting an investment company. Investment Personnel also include the staff who support a Portfolio Manager including analysts, administrative assistants, etc. Investment Personnel by definition are access persons.

"Portfolio Manager" means any person who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions effecting an investment company. Portfolio Managers by definition are access persons.

"Security" shall have the meaning as set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued or guaranteed by the government of the United States or by any of its federal agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, unit investment trusts and shares of open-end registered investment companies. In addition, the purchase, sale or exercise of a derivative security shall constitute the purchase or sale of the underlying security. However, the purchase or sale of the debt instrument of an issuer which does not give the holder the right to purchase the issuer's stock at a fixed price, does not constitute a purchase or sale of the issuer's stock.

Security being "considered for purchase or sale" or "being purchased or sold" means when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

Security "held or to be acquired" by a fund means (i) any covered security which, within the most recent fifteen days (a) is or has been held by the fund; or (b) is being, or has been, considered by the fund or its investment adviser for purchase by the fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a covered security.



PROHIBITED ACTIVITIES

I. The following restrictions apply to all Affiliated Persons, Access Persons, Investment Personnel and Portfolio Managers.

(a) No Affiliated Person or Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above.

(b) No Affiliated Person or Access Person shall purchase or sell, directly or indirectly, any security which to his/her knowledge is being actively considered for purchase or sale by Delaware; except that this prohibition shall not apply to:

         (A) purchases or sales that are nonvolitional on the part of either the Person or the Fund;
         (B) purchases which are part of an automatic dividend reinvestment plan;
         (C) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         (D) other purchases and sales specifically approved by the President or Chief Executive Officer, with the advice of the General Counsel and/or the Compliance Director, and deemed appropriate because of unusual or unforeseen circumstances. A list of securities excepted will be maintained by the Compliance Department.

(c) Except for trades that meet the definition of de minimis, no Affiliated Person or Access Person may execute a buy or sell order for an account in which he or she has beneficial ownership or control until the third trading day following the execution of a Delaware buy or sell order in that same security.

(d) Despite any fault or impropriety, any Affiliated Person or Access Person who executes a buy or sell for an account in which he/she has beneficial ownership or control either (i) before the third trading day following the execution of a Delaware order in the same security, or (ii) when there are pending orders for a Delaware transaction as reflected on the open order blotter, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the proscribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

(e) Each Affiliated Person or Access Person's personal transactions must be precleared by using the Personal Transaction Preclearance Form. The form must be submitted prior to entering any orders for personal transactions. Preclearance is only valid for the day the form is submitted. If the order is not executed the same day, the preclearance form must be resubmitted. Regardless of preclearance, all transactions remain subject to the provisions of (d) above.

II. In addition to the requirements noted in Section I, the following additional restrictions apply to all Investment Personnel and Portfolio Managers.

(a) All Investment Personnel and Portfolio Managers are prohibited from purchasing any initial public offering.

(b) All Investment Personnel and Portfolio Managers are prohibited from purchasing any private placement without express PRIOR written consent by the Compliance Department. All private placement holdings are subject to disclosure to the Compliance Department. Any Investment Person or Portfolio Manager that holds a private placement must receive permission from the Compliance or Legal Departments prior to any participation by such person in Delaware's consideration of an investment in the same issuer.

(c) Short term trading resulting in a profit is prohibited. All opening positions must be held for a period of 60 days, in the aggregate, before they can be closed at a profit. Any short term trading profits are subject to the disgorgement procedures outlined above and at the maximum level of profit obtained. The closing of positions at a loss is not prohibited.

(d) All Investment Personnel and Portfolio Managers are prohibited from receiving anything of more than a de minimis value from any person or entity that does business with or on behalf of any fund or client. Things of value may include, but not be limited to, travel expenses, special deals or incentives.

(e) All Investment Personnel and Portfolio Managers require PRIOR written approval from the Legal or Compliance Department before they may serve on the board of directors of any public company.

III. In addition to the requirements noted in Sections I and II, the following additional restrictions apply to all Portfolio Managers.

(a) No Portfolio Manager may execute a buy or sell order for an account for which he/she has beneficial ownership within seven calendar days before or after an investment company or separate account that he/she manages trades in that security.

(b) Despite any fault or impropriety, any Portfolio Manager who executes a personal transaction within seven calendar days before or after an investment company or separate account that he/she manages trades in that security, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

REQUIRED REPORTS

I. The following reports are required to be made by all Affiliated Persons, Access Persons, Investment Personnel, Portfolio Managers and Interested Directors.

(a) Disclose brokerage relationships at employment and at the time of opening any new account.

(b) Direct their brokers to supply to the Compliance Department, on a timely basis, duplicate copies of all confirmations and statements for all securities accounts. (In the U.K., all contract notes and periodic statements)

(c) Each quarter, no later than the tenth day after the end of the calendar quarter, submit to the Compliance Department a personal transaction summary showing all transactions in securities in accounts which such person has or acquires any direct or indirect beneficial ownership. Each Director who is not an interested person shall submit the quarterly reports only for transactions where at the time of the transaction the director knew, or in the ordinary course of fulfilling his official duties as a director should have known, that during the fifteen day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Fund's or was being considered for purchase or sale by the Fund's.

Every report will contain the following information:
         (i) the date of the transaction, the name and the number of shares and the principal amount of each security involved;
         (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         (iii) the price at which the transaction was effected;
         (iv) the name of the broker, dealer or bank effecting the transaction.

(d) All Affiliated Persons must annually certify that they have read and complied with this Code of Ethics and all disclosure and reporting requirements contained therein.

II. In addition to the above reporting requirements, all Access Persons, Investment Personnel and Portfolio Mangers must:


(a) Provide an initial holdings report no later than 10 days upon commencement of employment that discloses all personal securities holdings.

(b) Provide an annual holdings report containing information regarding all personal securities holdings. This report must be current as of a date no more than 30 days before the report is submitted.

ADMINISTRATIVE PROCEDURES

(a) The Compliance Department of Delaware will identify all Affiliated Persons, Access Persons, Investment Personnel and Portfolio Managers and will notify them of this classification and their obligations under this Code. The Compliance Department will also maintain procedures regarding the review of all reports required to be made under Rule 17j-1.

(b) The Legal or Compliance Department shall report to the President or Chief Executive Officer any apparent violations of the prohibitions or reporting requirements contained in this Code of Ethics. Such Chief Executive Officer or President, or both, will review the reports made and determine whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed in addition to any that may already have been imposed. On a quarterly basis, a summary report of material violations of the Code and the sanctions imposed will be made to the Board of Directors or Committee of Directors created for that purpose. In reviewing this report, the Board will consider whether the appropriate sanctions were imposed. When the Legal Department finds that a transaction otherwise reportable above could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(b), it may, in its discretion, lodge a written memorandum of such finding in lieu of reporting the transaction.

(c) All material purchases and sales specifically approved by the President or Chief Executive Officer in accordance with Section (I)(b)(D) of Prohibited Activities, as described herein, shall be reported to the Board at its next regular meeting.

(d) The Board of Directors, including a majority of independent directors, must approve the Fund's Code, as well as the Code of any adviser and principal underwriter. If an adviser or underwriter makes a material changes to its code, the Board must approve the material change within six months. The Board must base its approval of a code of ethics, or a material change to a code, upon a determination that the code contains provisions reasonable necessary to prevent "access persons" from violating the anti-fraud provisions of the Rule 17j-1.

(e) At least once a year, the Board must be provided a written report from each Rule 17j-1 organization that (1) describes issues that arose during the previous year under the code or procedures applicable to the Rule 17j-1 organization, including, but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations and
(2) certifies to the Fund's board that the Rule 17j-1 organization has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

                                 CODE OF ETHICS
                                 --------------

                       DELAWARE MANAGEMENT BUSINESS TRUST

                      DELAWARE INTERNATIONAL ADVISERS LTD.

                           DELAWARE DISTRIBUTORS, L.P.

                        DELAWARE CAPITAL MANAGEMENT, INC.

                       RETIREMENT FINANCIAL SERVICES, INC.

                         DELAWARE SERVICE COMPANY, INC.

                        DELAWARE MANAGEMENT TRUST COMPANY


CREDO
It is the duty of all Delaware Investment employees, officers and directors to conduct themselves with integrity, and at all times to place the interests of shareholders and clients first. In the interest of this credo, all personal securities transactions will be conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. The fundamental standard of this Code is that personnel should not take any inappropriate advantage of their positions.

Rule 17j-1 under the Investment Company Act of 1940 (the "Rule") makes it unlawful for certain persons, including any employee, officer or director, any investment adviser and any principal underwriter, in connection with the purchase or sale by such person of a security held or to be acquired by a Fund:

(1) To employ any device, scheme or artifice to defraud;

(2) To make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

(3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

(4) To engage in any manipulative practice.

The Rule also requires that each Delaware Investments' Adviser, sub-adviser, and principal underwriter adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons from engaging in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This Code of Ethics is being adopted by Delaware Management Business Trust, Delaware International Advisers Ltd., Delaware Distributors, L.P., Delaware Capital Management, Inc., Retirement Financial Services, Inc, Delaware Service Company, Inc. and Delaware Management Trust Company (collectively "Delaware") in compliance with the requirement of Rule 17j-1 and to effect the purpose of the Credo set forth above, and to comply with the recommendations of the Investment Company Institute's Advisory Group on Personal Investing.

DEFINITIONS:

"Access person" means any director, officer, general partner or Advisory Person of a fund or of a fund's investment adviser, or any employee of a fund or of a fund's investment adviser who, in connection with his or her regular functions or duties, participates in the selection of a portfolios securities or who has access to information regarding future purchases or sales of portfolio securities. Those persons deemed Access Persons will be notified of this designation.

"Advisory person" means any employee of the fund or investment adviser who, in connection with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase or sale of Covered Securities, or whose functions relate to the making of any recommendations with respect to the purchase or sales.

"Affiliated person" means any officer, director, partner, or employee of a Delaware Fund or any subsidiary of Delaware Management Holdings, Inc. and any other person so designated by the Compliance Department.

"Beneficial ownership" shall be as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Generally speaking, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in a security, is a "beneficial owner" of the security. For example, a person is normally regarded as the beneficial owner of securities held by members of his or her immediate family sharing the same household. Additionally, ownership of derivative securities such as options, warrants or convertible securities which confer the right to acquire the underlying security at a fixed price constitutes beneficial ownership of the underlying security itself.

"Control" shall mean investment discretion in whole or in part of an account regardless of beneficial ownership, such as an account for which a person has power of attorney or authority to effect transactions.

"High Quality Short-Term Debt Instruments" shall mean any instrument that has a maturity at issuance of less that 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

"Investment Personnel" means any employee, other than a Portfolio Manager who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions. Investment Personnel also include the staff who support a Portfolio Manager including analysts, administrative assistants, etc. Investment Personnel by definition are Access Persons.

"Portfolio Manager" means any person who, in connection with his/her regular functions or duties, makes or participates in, the making of investment decisions. Portfolio Managers by definition are Access Persons.

"Security" shall have the meaning as set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued or guaranteed by the government of the United States or by any of its federal agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments including repurchase agreements, unit investment trusts and shares of open-end registered investment companies. In addition, the purchase, sale or exercise of a derivative security shall constitute the purchase or sale of the underlying security. However, the purchase or sale of the debt instrument of an issuer which does not give the holder the right to purchase the issuer's stock at a fixed price, does not constitute a purchase or sale of the issuer's stock.

Security being "considered for purchase or sale" or "being purchased or sold" means when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk and with respect to the person making the recommendation, when such person seriously considers making, or when such person knows or should know that another person is seriously considering making, such a recommendation.

Security "held or to be acquired" by a fund means (i) any covered security which, within the most recent fifteen days (a) is or has been held by the fund; or (b) is being, or has been, considered by the fund or its investment adviser for purchase by the fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a covered security.


PROHIBITED ACTIVITIES


IV.      The following restrictions apply to all Affiliated Persons and Access
         Persons.

(a) No Affiliated Person or Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1.

(b) No Affiliated Person or Access Person shall purchase or sell, directly or indirectly, any security which to his/her knowledge is being actively considered for purchase or sale by Delaware; except that this prohibition shall not apply to:

         (A) purchases or sales that are nonvolitional on the part of either the Person or the Fund;

         (B) purchases which are part of an automatic dividend reinvestment plan;

         (C) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

         (D) other purchases and sales specifically approved by the President or Chief Executive Officer, with the advice of the General Counsel and/or the Compliance Director, and deemed appropriate because of unusual or unforeseen circumstances. A list of securities excepted will be maintained by the Compliance Department.

(c) No Affiliated Person or Access Person may execute a buy or sell order for an account in which he or she has beneficial ownership or control until the third trading day following the execution of a Delaware buy or sell order in that same security.

(d) Despite any fault or impropriety, any Affiliated Person or Access Person who executes a buy or sell for an account in which he/she has beneficial ownership or control either (i) before the third trading day following the execution of a Delaware order in the same security, or (ii) when there are pending orders for a Delaware transaction as reflected on the open order blotter, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the proscribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

(e) Each Affiliated Person or Access Person's personal transactions must be precleared by using the Personal Transaction Preclearance Form. The form must be submitted prior to entering any orders for personal transactions. Preclearance is only valid for the day the form is submitted. If the order is not executed the same day, the preclearance form must be resubmitted. Regardless of preclearance, all transactions remain subject to the provisions of (d) above.

(f) No Affiliated Person or Access Person shall execute more than twenty-five
(25) security transactions per calendar month. This limit is applicable in aggregate to all security transactions in which the covered person has a beneficial interest except that the following security transactions will not count against the limit:
   (a) purchases that are part of an automatic dividend reinvestment plan;
   (b) purchases that are part of a DRIP, payroll deduction, or similar program;
   (c) involuntary transactions.


V. In addition to the requirements noted in Section I, the following additional restrictions apply to all Investment Personnel and Portfolio Managers.


(a) All Investment Personnel and Portfolio Managers are prohibited from purchasing any initial public offering.

(b) All Investment Personnel and Portfolio Managers are prohibited from purchasing any private placement without express PRIOR written consent by the Compliance Department. All private placement holdings are subject to disclosure to the Compliance Department. Any Investment Person or Portfolio Manager that holds a private placement must receive permission from the Compliance or Legal Departments prior to any participation by such person in Delaware's consideration of an investment in the same issuer.

(c) Short term trading resulting in a profit is prohibited. All opening positions must be held for a period of 60 days, in the aggregate, before they can be closed at a profit. Any short term trading profits are subject to the disgorgement procedures outlined above and at the maximum level of profit obtained. The closing of positions at a loss is not prohibited.

(d) All Investment Personnel and Portfolio Managers are prohibited from receiving anything of more than a de minimis value from any person or entity that does business with or on behalf of any fund or client. Things of value may include, but not be limited to, travel expenses, special deals or incentives.

(e) All Investment Personnel and Portfolio Managers require PRIOR written approval from the Legal or Compliance Department before they may serve on the board of directors of any public company.


VI. In addition to the requirements noted in Sections I and II, the following additional restrictions apply to all Portfolio Managers.


(a) No Portfolio Manager may execute a buy or sell order for an account for which he/she has beneficial ownership within seven calendar days before or after an investment company or separate account that he/she manages trades in that security.

(b) Despite any fault or impropriety, any Portfolio Manager who executes a personal transaction within seven calendar days before or after an investment company or separate account that he/she manages trades in that security, shall forfeit any profits made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized, in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the amount forfeited shall be made by check or in cash to a charity of the person's choice and a copy of the check or receipt must be forwarded to the Compliance Department.

REQUIRED REPORTS


III. The following reports are required to be made by all Affiliated Persons, Access Persons, Investment Personnel, and Portfolio Managers.


(a) Disclose brokerage relationships at employment and at the time of opening any new account.

(b) Direct their brokers to supply to the Compliance Department, on a timely basis, duplicate copies of all confirmations and statements for all securities accounts. (In the U.K., all contract notes and periodic statements)

(c) Each quarter, no later than the tenth day after the end of the calendar quarter, submit to the Compliance Department a personal transaction summary showing all transactions in securities in accounts which such person has or acquires any direct or indirect beneficial ownership.

Every report will contain the following information:
  (i) the date of the transaction, the name and the number of shares or bonds of each security involved;
 (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
(iii) the price at which the transaction was effected;
(iv)  the name of the broker, dealer or bank effecting the transaction.

(d) All Affiliated Persons, Access Persons, Investment Personnel, and Portfolio Managers must annually certify that they have read and complied with this Code of Ethics and all disclosure and reporting requirements contained therein.

IV. In addition to the above reporting requirements, all Access Persons, Investment Personnel and Portfolio Managers must:

(c) Provide an initial holdings report no later than 10 days upon commencement of employment that discloses all personal securities holdings.

(d) Provide an annual holdings report containing information regarding all personal securities holdings. This report must be current as of a date no more than 30 days before the report is submitted.


ADMINISTRATIVE PROCEDURES

(a) The Compliance Department of Delaware will identify all Affiliated Persons, Access Persons, Investment Personnel and Portfolio Managers and will notify them of this classification and their obligations under this Code. The Compliance Department will also maintain procedures regarding the review of all reports required to be made under Rule 17j-1.

(b) The Legal or Compliance Department shall report to the President or Chief Executive Officer any apparent violations of the prohibitions or reporting requirements contained in this Code of Ethics. Such Chief Executive Officer or President, or both, will review the reports made and determine whether or not the Code of Ethics has been violated and shall determine what sanctions, if any, should be imposed in addition to any that may already have been imposed. On a quarterly basis, a summary report of material violations of the Code and the sanctions imposed will be made to the Board of Directors or Committee of Directors created for that purpose. In reviewing this report, the Board will consider whether the appropriate sanctions were imposed. When the Legal Department finds that a transaction otherwise reportable above could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(b), it may, in its discretion, lodge a written memorandum of such finding in lieu of reporting the transaction.

(c) All material purchases and sales specifically approved by the President or Chief Executive Officer in accordance with Section (I)(b)(D) of Prohibited Activities, as described herein, shall be reported to the Board at its next regular meeting.

(d) The Board of Directors, including a majority of independent directors, must approve the Fund's Code, as well as the Code of any adviser and principal underwriter. If an adviser or underwriter makes a material changes to its code, the Board must approve the material change within six months. The Board must base its approval of a code of ethics, or a material change to a code, upon a determination that the code contains provisions reasonable necessary to prevent "access persons" from violating the anti-fraud provisions of the Rule 17j-1.

(e)At least once a year, the Board must be provided a written report from each Rule 17j-1 organization that (1) describes issues that arose during the previous year under the code or procedures applicable to the Rule 17j-1 organization, including, but not limited to, information about material code or procedure violations and sanctions imposed in response to those material violations and
(2) certifies to the Fund's board that the Rule 17j-1 organization has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.